AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT -
ADVANCED EMISSIONS SOLUTIONS, INC.
And
________________
(EXECUTIVE)

THIS AMENDMENT NO 2. TO EMPLOYMENT AGREEMENT entered into between ________________ (the “Executive”) and Advanced Emissions Solutions, Inc., a Delaware corporation (the “Company”), is effective as of _______ __, ____ (“Effective Date”) and amends the EMPLOYMENT AGREEMENT dated as of _______ __, ____, as amended by the Rider and Amendment dated as of _______ __, ____, between the Company and the Executive (the “Agreement”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Section II (Termination for Cause or Without Good Reason (No Change in Control)), Section III (Termination Without Cause or For Good Reason (No Change in Control)), Section IV (Termination Without Cause or For Good Reason (Change in Control)), and Section V. (Termination Due to Being Disabled) of the Agreement are hereby amended by replacing each instance of “seven and a half (7.5) months” with “twelve (12) months”.

2.Except as set forth in paragraph 1, the Agreement in all other respects shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above to be effective as of the Effective Date.

COMPANY:

Advanced Emissions Solutions, Inc.

By:
L. Heath Sampson, President & CEO

Executive:

________________, an individual